November 28, 2000

Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C.  20549

Ladies and Gentlemen:

         We have read the statements made by LMKI, Inc., which we understand will be filed with the Commission, pursuant to Item 4 of the Current Report on Form 8-K, dated November 28, 2000. We agree with the statements concerning our firm in such Form 8-K. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                          Very truly yours,

                                          /s/ Timothy L. Steers, CPA, LLC